UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

April 24, 2008

Standard Mobile, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51879	16870 Valley View Avenue La Mirada, CA 90638	26-1276310
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(714) 994-1400
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Won Bum Lee resigned as a member of the Company's Board of Directors effective as of April 24, 2008.  Won Bum Lee also resigned as the Company's President, Chief Executive Officer, and Chief Financial Officer, effective April 24, 2008.  At the time of resignation, Mr. Lee was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On April 24, 2008, Boosik Kim was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.  As of the date of this filing, Mr. Kim has not been appointed to any committee of the board of directors.

Boosik Kim (President)

Mr. Kim has been President of Standard Mobile, Inc. since 2008.  From 1995-2007 he was President of Pine Green, Inc., a semiconductor and PC component distributor.   From 2002-2005 he was also the President of Pine Communications and an AT&T Wireless Premier Exclusive Dealer and cellular products distributor.  Mr. Kim holds a Masters of Economics from San Diego State University, San Diego, California.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Kim is a party in connection with this appointment as a director and an officer of this Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Mobile, Inc.

Date: April 25, 2008	By:	/s/ Won Bum Lee
Won Bum Lee